U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
(Commission File No.)

Idaho	82-0300575
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2201 Government Way, Suite E, Coeur d'Alene, ID 83814
(Address of principal executive offices)

(208) 666-4070
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

Building and Property Purchase

On April 19, 2007, Sterling Mining Company reached agreement on the principle terms for the acquisition of an office building and other property from Sunshine Property Group L.L.C. Completion of the acquisition is subject to execution of a definitive purchase agreement on or before May 31, 2007, and delivery at the time of closing of clear title to the property.

Sterling Mining will acquire the land and office building, including all contents of the building, situated just south of Sterling Mining’s property holdings in the Sunshine Mine. The purchase price is $680,000 in cash and 100,000 shares of the restricted common stock of Sterling Mining. Sterling Mining paid to Sunshine Property Group a non-refundable cash payment of $130,000, which will be applied to the cash portion of the purchase price for the land and building. The remaining cash portion of the purchase price will be paid in monthly installments of $50,000 beginning 45 days after the final agreement is signed with interest accruing on the unpaid cash portion of the purchase price at the rate of 8% per annum. The shares of common stock will be issued within 45 days after the final purchase agreement is signed in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. If for any reason Sterling Mining does not have a sufficient number of authorized and unissued shares to issue the 100,000 common shares, it will, in lieu of issuing the shares, pay to Sunshine Property Group $400,000 in cash within six months following the date the final purchase agreement is signed.

Sterling Mining will also purchase from Sunshine Property Group a fiber optics line, including all easements and equipment for operation of the line for $50,000 payable within six months following the date the final purchase agreement is signed. The fiber optics line runs from the Sunshine Mine office complex to the mill. Finally, Sterling Mining will purchase from Sunshine Property Group the unpatented mining claim at the Chip No. 1 mill site for $150,000 payable within six months following the date the final purchase agreement is signed.

Recent Warrant and Option Exercises

As previously reported by Sterling Mining, it closed an offering of common stock and warrants in January 2007, which was made in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. The warrants sold included warrants to purchase common stock at an exercise price of $3.75 per share that expire on the later of April 20, 2007 and 90 days following the effective date of a registration statement filed to permit resale of the common stock underlying the warrants. In April 2007, eight of the original investors exercised warrants to purchase a total of 115,889 common shares at a total purchase price of $434,583.75.

As previously reported by Sterling Mining, it issued in April 2005, in an offshore transaction in reliance on Regulation S adopted under the Securities Act of 1933, a warrant to purchase 100,000 shares of common stock at an exercise price of $4.00 per share to a foreign investor. The warrant was exercised in full by the foreign investor on April 20, 2007. The shares issued on exercise of the warrant were issued in reliance on Regulation S.

In June 2003 Sterling Mining granted to an independent contractor for services an option to purchase 25,000 shares of common stock at an exercise price of $0.75 per share. The option was exercised in February 2007. The option and shares were issued in reliance on the exemptions from registration set forth in Section 3(b) and/ or 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: April 25, 2007	By:	/s/ James N. Meek
James N. Meek, Chief Financial Officer